Exhibit 99.1
Cach Foods, Inc.
Form SB-2

                      SUBSCRIPTION AGREEMENT


                          Llebpmac, Inc.
                      227 South Ninth Avenue
                        Pocatello, ID 83201


     THIS SUBSCRIPTION AGREEMENT made this 1st day of September, 1998 by and between Llebpmac, Inc., a Nevada corporation (the "Company"), and Cornelius A. Hofman (the "Subscriber"), who, for and in consideration of the mutual promises and covenants set forth herein, do hereto agree as follows:

1. Subscription. The Subscriber hereby subscribes for $1,000,000 Shares (each Share comprising one share of $.001 pare value Common Stock of the Company), and herewith tenders a subscription to the Company in the amount of One Thousand Dollars ($1,000) which the Subscriber has tendered herewith as payment for the Shares. This Subscription Agreement ("Subscription") is an irrevocable offer by the Subscriber to subscribe for the securities offered by the Company, and, subject to the terms hereof, shall become a contract for the sale of said securities upon acceptance thereof by the Company.

2. Acceptance. This Subscription Agreement is made subject to the Company's discretionary right to accept or reject the subscription herein, and the Subscriber will be notified upon closing of the offering (the "Acceptance Date") whether the subscription has been accepted. If the Company shall for any reason reject this Subscription, the Subscription will be refunded in full, without interest, and this Subscription Agreement shall be null, void and of no effect. Acceptance of this subscription by the Company will be evidenced by the execution hereof by an officer of the Company.

3. Subscriber Representations. The Subscriber hereby represents and warrants that:

      (a) The Subscriber's representations in this Agreement are complete and accurate to the best of the Subscriber's knowledge, and the Company and any sales agent may rely upon them. The Subscriber will notify the Company and any such agent immediately if any material change occurs in any of this information before the sale of the Shares.

      (b)  The Subscriber is [check which of the following apply]:

      [_] an "accredited investor" as defined under Rule 501 of Regulation D; or

      [_] has, either alone or in conjunction with Subscriber's purchaser representative(s) if any, such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment herein.

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      (c) The Subscriber is able to bear the economic risk of an investment in the securities for an indefinite period of time, can afford to risk the loss of the entire investment in the securities, and will, after making an investment in the securities, have sufficient means of providing for current needs and possible future contingencies without reliance upon this investment. Additionally, the Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber's net worth and this Subscription will not cause such overall commitment to become excessive.

      (d) The securities subscribed for herein will no be sol by the Subscriber without registration under applicable securities acts or a proper exemption from such registration. Further, the Subscriber shall, in the event any of the securities subscribed for herein are to be sold without registration, supply the Company with satisfactory opinion of counsel, if requested, that an exemption from such registration is available.

      (e) The Subscriber understands and acknowledges that although the securities being offered are being acquired for the Subscriber's own account and risk, for investment purposes, and not on behalf of any other person or with, or for resale in connection with, any distribution thereof within the meaning of the Act, unless the resale or other transfer of the securities has been registered under the Act, or, in the opinion of counsel satisfactory to the Company, if requested, is exempt from registration under the Act. The Subscriber is aware that although there are substantial restrictions on the transferability of the securities, there is presently no public market for the securities and no assurance of a future public market for the securities, and, accordingly, it is unlikely that the Subscriber will be readily able to liquidate an investment in the securities quickly in the event of an emergency.

      (f) The Subscriber hereby agrees that he does not have the right to cancel this Subscription Agreement, which shall survive the death, disability, or the cessation of existence as a legal entity, of the Subscriber. Further, the Subscriber agrees that he does not have the right, and will not attempt, to transfer his interest herein.

      (g) The Subscriber has had access to any and all information concerning the Company which the Subscriber and the Subscriber's financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. In making the decision solely upon their own independent investigations, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder and understand that the particular tax consequences arising from this investment in the Company will depend upon the Subscriber's individual circumstances. The Subscriber further understands that no opinion is being given as to any securities matters involving the Offering.

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      (h) The Subscriber shall indemnify and hold the Company harmless from all costs and expenses, including reasonable attorney's fees, incurred by the Company as a result of a breach hereof by the Subscriber. Further, all of the representations and warranties of the Subscriber contained herein and all information furnished by the Subscriber to the Company are true, correct and complete in all respects, and the Subscriber agrees to notify the Company immediately of any change in any representation, warranty or other information set forth herein.

      (i) The Subscriber also understands and agrees that stop transfer instructions relating to the securities will be placed in the Company's stock transfer ledger, and that the certificates evidencing the securities sold will bear the legend in substantially the following form:

             "No sale, offer to sell, or transfer of the shares represented by this certificate shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such shares is then in effect or an exemption from the registration requirements of said act is then in fact applicable to said shares"

      (j) The Subscriber has been given the unrestricted opportunity to ask questions of, and receive answers from the Company, or persons acting on its behalf, concerning the terms and conditions of, and all other matters relating to the offering, and has been given the unrestricted opportunity to obtain such additional information with respect to the offering as he has desired, including, but not limited to, any additional information necessary to verify the accuracy of the information set forth in the attached documentation. The undersigned has carefully read all material identified as being attached hereto and has no further questions with respect thereto.

      (k) The Subscriber knows that the securities subscribed for herein are offered and sold pursuant to exemptions from registration and the Securities Act of 1933, and state securities law based, in part, on these warranties and representatives, which are the very essence of this Subscription Agreement, and constitute a material part of the bargained-for consideration without which this Agreement would not have been executed.

      (l) By reason of the Subscriber's business or financial experience or the business or financial experience of professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, the Subscriber has the capacity to protect his own interest in connection with this transaction or has a pre-existing personal or business relationship with the Company or one or more of its officers, directors or controlling persons consisting of personal or business contacts of a nature and duration such as would enable a

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          reasonably prudent purchaser to be aware of the
          character, business acumen and general business and financial circumstances of such person with whom such relationship exists.

      (m) This Agreement when fully executed and delivered to the Company will constitute a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms. The Subscriber, if it is a partnership, joint venture, corporation, trust or other entity, was not formed or organized for the specific purpose of acquiring the Shares. The purchase of the Shares by the Subscriber, if it is an entity investor, is a permissible investment, declaration of trust or other similar charter document, and has been duly approved by all requisite action by the entity's owners, directors, officers or other authorized managers. The person signing this document and all documents necessary to consummate the purchase of the Shares has all requisite authority to sign such document on behalf of the Subscriber, if it is an entity investor.

      (n) The Subscriber has not duplicated or distributed this information to anyone other than his Purchaser Representative or other personal advisors, and will not do so in the future.

      (o) The Shares offered hereby were not offered to the Subscriber by way of general solicitation or general advertising and at no time was the Subscriber presented with or solicited by means of any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement.

4. Governing Law. This Subscription shall be governed by the laws of the state of Nevada.

5. Entire Agreement. This Subscription Agreement together with the other documents executed contemporaneously herewith, constitute the entire agreement between the parties with respect to the matters covered thereby, and may only be amended by a writing executed by all parties hereto.

6. Survival of Representations. The representations, warranties, acknowledgments and agreements made by the Subscriber shall survive the acceptance of this Subscription and run in favor of, and for the benefit of, the Company.

7. Power of Attorney of Spouse. If the Subscriber is a married person, the Subscriber agrees to cause the Subscriber's spouse to execute this Agreement at the space provided for that spouse's signature immediately following the signature of the Subscriber, and by such signature hereto said spouse certifies that said spouse is the spouse of the person who signed this Agreement, that said spouse has read and approves the provisions hereof and hereby consents and agrees to this Agreement and agrees to be bound by and accept such provision of this Agreement in lieu of all other interests said spouse may have in the Company, whether such interests be community property or otherwise. Said spouse grants to the Subscriber irrevocable power of attorney to represent said spouse in all matters connected with the Company to the end that, in al cases, the Company may rely on any

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approval, direction, vote or action taken by the Subscriber, as said spouse's attorney-in-fact. Such power of attorney is, and shall be deemed to be, coupled with an interest so that the authority granted hereby may be continue during the entire period of the Company and regardless of the death or incapacity of the spouse granting the same. Said spouse further agrees to execute, acknowledge and deliver such other further instruments and documents as may be required to evidence such power of attorney.

8. Waiver. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing. No waiver of a breach of, or default under, any provision hereof shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10. Notices. Except as otherwise required in this Agreement, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the last known address of the party.

11. Non-Assignability. The obligations of the Subscriber hereunder shall not be delegated or assigned to any other party without the prior written consent of the Company.

12. Expenses. Each party shall pay all of its costs and expenses that it incurs with respect to the negotiation, execution and delivery of this Agreement.

13. Form of Ownership. Please indicate the form of ownership that the Subscriber desires for the Shares:
               _X_  Individual

               ____ Joint Tenants with Right of Survivorship

               ____ Tenants in Common

               ____ Community Property

               ____ Trust

               ____ Corporation

               ____ Partnership

               ____ Other:_____________________________

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INDIVIDUAL(S) SIGN HERE:

     SUBSCRIBER:

     /s/ Cornelius A. Hofman            9/1/98
     Signature                          Date

     Cornelius A. Hofman
     Print Name

     227 South 9th Ave.
     Address

     Pocatello      ID        83201
     City           State     Zip

     ###-##-####                        1,000,000
     Social Security No.                Number of Shares
     Subscribed for Purchase

     SPOUSE OF SUBSCRIBER:
     _____________________________________

ORGANIZATION(S) SIGN HERE:

     SUBSCRIBER:
     ________________________ 	          __________
     Print name of organization                   Date
     By _____________________
     Title ____________________
     ________________________
     Address
     ________________________________________________
     City           State          Zip
     ____________________
     _____________________________
     Federal ID Number (EIN)                 Number of Shares
     Subscribed for Purchase

ACCEPTED:

     Llebpmac, Inc.

     By: /s/ Cornelius A. Hofman                       9/1/98
            Cornelius A. Hofman, President             Date

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